FIT N-SAR 10.31.16

Sub-Item 77 Q1(e):  Copies of any new or amended Registrant investment advisory contracts

Amendment dated April 15, 2016 to Investment Advisory Agreement dated January 30, 2012, between the Registrant and Seafarer Capital Partners, LLC, on behalf of the Seafarer Overseas Value Fund, is hereby incorporated by reference to Exhibit (d)(46) to Post-Effective Amendment No. 174 to the Registrant’s Registration Statement on Form N-1A filed on April 15, 2016, accession number: 0001398344-16-011997.